UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRAMERCY PROPERTY TRUST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT DATED JUNE 11, 2014
TO THE PROXY STATEMENT DATED MAY 16, 2014
FOR THE

2014 ANNUAL MEETING OF COMMON STOCKHOLDERS

TO BE HELD ON JUNE 26, 2014

The following information is related to the Gramercy Property Trust Inc. (the “Company”) 2014 Annual Meeting of Common Stockholders and amends and supplements the related Definitive Proxy Statement filed with the Securities and Exchange Commission on May 16, 2014 (the “Proxy Statement”).

In our Proxy Statement we stated that brokers only have discretionary authority to vote shares without instruction from the beneficial owner for matters considered routine, and that Proposal 3 (Approval of an Amendment to the Company’s Charter Increasing the Amount of Common Stock the Company is Authorized to Issue to 200,000,000 Shares) was not a routine proposal. The New York Stock Exchange (“NYSE”) has, however, informed us that its member organizations may vote proxies on Proposal 3 discretionarily. Therefore, pursuant to the rules of the NYSE, your broker, in its discretion, will be permitted to vote for you without instruction with respect to Proposal 3, as well as Proposal 4 regarding the ratification of Ernst & Young LLP.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.